Exhibit 2.3.5


                  FIFTH AMENDMENT TO SECURITIZATION AGREEMENTS


                  THIS FIFTH AMENDMENT TO SECURITIZATION AGREEMENTS (this "Amendment"), made and entered into as of June 30, 2000, by and between CONE RECEIVABLES II LLC, a North Carolina limited liability company ("CRLLC"), CONE MILLS CORPORATION, a North Carolina corporation ("Cone Mills"), CONE FOREIGN TRADING LLC, a North Carolina limited liability company ("CFT"; each of CRLLC, Cone Mills and CFT a "Company" and, collectively, the "Companies"), REDWOOD RECEIVABLES CORPORATION, a Delaware corporation ("Redwood"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("GECC"), in its capacities as Operating Agent, Collateral Agent, Letter of Credit Provider and Letter of Credit Agent.


                               W I T N E S E T H:
                               ------------------

         WHEREAS, Cone Mills and CRLLC are parties to a certain Receivables Transfer Agreement, dated as of September 1, 1999 (as amended to the date hereof, the "Transfer Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in Annex X to the Transfer Agreement as amended through this Amendment), whereby Cone Mills has agreed (and each Subsidiary of Cone Mills which thereafter becomes an Originator will agree) to sell, contribute or otherwise transfer to CRLLC, and CRLLC has agreed to purchase or otherwise acquire from such Originators, all of the right, title and interest of such Originators in the Receivables; and

         WHEREAS, CRLLC, as Seller, Redwood, as Purchaser, Cone Mills, as Servicer, and GECC, as Operating Agent and as Collateral Agent, are parties to a certain Receivables Purchasing and Servicing Agreement, dated as of September 1, 1999 (as amended to the date hereof, the "Purchase Agreement"), whereby Purchaser has agreed, among other things, to purchase from CRLLC from time to time the Receivables sold or contributed to CRLLC pursuant to the Transfer Agreement; and

         WHEREAS, Redwood and GECC, as Liquidity Agent and the sole Liquidity Lender, are parties to that certain Liquidity Loan Agreement, dated as of September 1, 1999 (the "Liquidity Loan Agreement"); and

         WHEREAS, Redwood and GECC, as Letter of Credit Provider and Letter of Credit Agent, are parties to that certain Reimbursement Agreement Supplement, dated as of September 1, 1999 (the "RFC Supplement"; the Transfer Agreements, the Liquidity Loan Agreement and the RFC Supplement, collectively, the "Securitization Agreements"); and

         WHEREAS, the Securitization Agreements were amended pursuant to that certain First Amendment and Waiver to Securitization Agreements, dated as of November 16, 1999, among the parties hereto, that certain Second Amendment to Securitization Agreements, dated as of January 28, 2000, among the parties thereto, that certain Third Amendment to Securitization

Agreements, dated as of March 31, 2000, among the parties thereto, that certain Fourth Amendment to Securitization Agreements and Additional Originator Joinder Agreement, dated as of April 24, 2000, among such parties, and

         WHEREAS, Cone Mills has requested that the Securitization Agreements be further amended in certain respects as set forth in this Amendment, and the parties hereto are willing to agree to such amendment subject to the terms and conditions of this Amendment.

         NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Amendment of Securitization Agreements. Subject to the terms and conditions of this Amendment, including without limitation the fulfillment of the conditions precedent specified in Section 6 below, Section 9.01(y) of the Purchase Agreement is hereby deleted in its entirety and the following new
Section 9.01(y) is hereby substituted in lieu thereof:

                 (y) (i) the Credit Facility shall be terminated, (ii) an event of default shall have occurred under the Credit Facility, or
                 (iii) by July 14, 2000, Cone Mills shall not have obtained either (a) a refinancing or an extension of the Credit Facility (as in effect immediately after giving effect to the Second Amendment) on terms acceptable to the Purchaser, the Operating Agent and the Collateral Agent or (b) a binding written commitment for such refinancing or extension on terms acceptable to the Purchaser, the Operating Agent and the Collateral Agent, and in either such case with the Credit Facility Lenders or with another lender or lenders acceptable to the Purchaser, the Operating Agent and the Collateral Agent.

         2. No Other Amendments. Except for the amendment of the Securitization Agreements expressly set forth and referred to in Section 1 above, the Securitization Agreements shall remain unchanged and in full force and effect.

         3. Representations and Warranties. Each Company hereby represents and warrants to Redwood, the Operating Agent and the Collateral Agent that (i) this Amendment has been duly authorized, executed and delivered by each Company, (ii) after giving effect to this Amendment, no Termination Event, Incipient Termination Event, Event of Servicer Termination or Incipient Servicer Termination Event has occurred and is continuing as of the date of this Amendment, and (iii) all of the representations and warranties made by each Company in the Securitization Agreements are true and correct in all material respects on and as of the date of this Amendment (except to the extent that any such representation or warranty expressly referred to a specific prior date). Any breach in any material respect by any Company of any of its representations and warranties contained in this Section 3 shall be a Termination Event and an Event of Servicer Termination for all purposes of the Securitization Agreements.

         4. Ratification. Each Company hereby ratifies and reaffirms each and every term, covenant and condition set forth in the Securitization Agreements and all other documents delivered by such Company in connection therewith (including without limitation the other Related Documents to which each Company is a party), effective as of the date hereof.

         5. Waiver by the Companies. Each of the Companies hereby waives any claim, defense, demand, action or suit of any kind or nature whatsoever against the Purchaser, the Operating Agent or the Collateral Agent arising on or prior to the date of this Amendment in connection with any of the Securitization Agreements or the transactions contemplated thereunder.

         6. Condition Precedent to Effectiveness. This Amendment shall become effective, as of the date of this Amendment, upon the receipt by the Operating Agent of this Amendment, duly executed, completed and delivered by each of the Companies, Redwood, the Collateral Agent and the Operating Agent.

         7. Reimbursement of Expenses. Each Company hereby agrees that it shall reimburse Redwood, the Collateral Agent and the Operating Agent on demand for all reasonable costs and expenses (including without limitation reasonable attorney's fees) incurred by such parties in connection with the negotiation, documentation and consummation of this Amendment and the other documents executed in connection herewith and therewith and the transactions contemplated hereby and thereby.

         8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK FOR CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SAID STATE.

         9. Severability of Provisions. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by Applicable Law, each Company hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

         10. Counterparts. This Amendment may be executed in any number of several counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns.

         11. Entire Agreement. The Securitization Agreements as amended and supplemented by this Amendment embody the entire agreement between the parties hereto relating to the subject matter hereof and supersede all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

         12. Cone Mills' and GECC's Capacities. Cone Mills is executing and delivering this Amendment both in its capacity as an Originator under the Transfer Agreement and as the Servicer under the Purchase Agreement and all references herein to "Cone Mills" shall be deemed to include it in both such capacities unless otherwise expressly indicated. GECC is executing and delivering this Amendment both in its capacity as the Operating Agent for Redwood and as the Collateral Agent for Redwood and the Purchaser Secured Parties, and all references herein to "GECC" shall be deemed to include it in both such capacities unless otherwise expressly indicated.

                  IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.

                                     CONE RECEIVABLES II LLC


                                     By     /s/ Robert Dunaway
                                        ------------------------------------
                                     Name:  Robert Dunaway
                                          ----------------------------------
                                     Title: President
                                           ---------------------------------

                                     REDWOOD RECEIVABLES
                                     CORPORATION


                                     By     /s/ Denis Creeden
                                        ------------------------------------
                                     Name:  Denis Creeden
                                          ----------------------------------
                                     Title: Administrative Secretary
                                           ---------------------------------

                                     CONE MILLS CORPORATION, as an Originator and as Servicer


                                     By     /s/ Gary L. Smith
                                        ------------------------------------
                                     Name:  Gary L. Smith
                                          ----------------------------------
                                     Title: Executive Vice President
                                           ---------------------------------

                                     CONE FOREIGN TRADING LLC


                                     By     /s/ Gary L. Smith
                                        ------------------------------------
                                     Name:  Gary L. Smith
                                          ----------------------------------
                                     Title: Executive Vice President
                                           ---------------------------------


                                     GENERAL ELECTRIC CAPITAL
                                     CORPORATION, as Operating Agent and as
                                     Collateral Agent


                                     By     /s/ Craig Winslow
                                        ------------------------------------
                                     Name:  Craig Winslow
                                          ----------------------------------
                                     Title: Duly Authorized Signatory
                                           ---------------------------------